UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 20, 2010
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

7201 West Friendly Avenue		27410
Greensboro, North Carolina		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (336) 294-4410
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 20, 2010, Unifi Manufacturing, Inc. (“UMI”), a wholly owned subsidiary of Unifi, Inc. (the “Registrant”), and Dillon Yarn Corporation (“DYC”), entered into a Third Amendment (the “Third Amendment”) to the Sales and Services Agreement dated as of January 1, 2007 (as amended by a First Amendment to Sales and Services Agreement effective January 1, 2009 and a Second Amendment to Sales and Services Agreement effective January 1, 2010, the “Agreement”). The Third Amendment provides that effective January 1, 2011, the term of the Agreement will be extended for a one (1) year term, which will expire on December 31, 2011. The consideration for the Sales Services (as defined in the Agreement) and Transitional Services (as defined in the Agreement) to be provided by DYC to UMI during the one year term of the Third Amendment shall be paid in advance, in quarterly installments of $325,000 each for the first and second calendar quarters of 2011, and in such quarterly installments as the parties may agree to for the third and fourth calendar quarters of 2011, not to exceed $325,000 per installment.
     Mr. Stephen Wener, the Chairman of the Board of Directors of the Registrant, is the President and Chief Executive Officer of DYC, and together with his wife, beneficially owns 17.5% of the equity interest in DYC.
     The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Third Amendment to Sales and Services Agreement, executed on December 20, 2010, by and between Unifi Manufacturing, Inc. and Dillon Yarn Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

	By:	/S/ CHARLES F. MCCOY Charles F. McCoy Vice President, Secretary and General Counsel

Dated: December 22, 2010

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Third Amendment to Sales and Services Agreement, executed on December 20, 2010, by and between Unifi Manufacturing, Inc. and Dillon Yarn Corporation.